                                EXHIBIT (11)(d)
                                ---------------

                      FORM OF SUBLICENSE AGREEMENT BETWEEN
                              THE TARGET ACCOUNT,
                           FIRST TRUST ADVISERS L.P.,
                         AND DOW JONES & COMPANY, INC.

                          Form Of Sublicense Agreement

     This Sublicense Agreement (the "Sublicense Agreement"), dated as of ____________, 1998, is made by and among _________________ (the "Sublicensee"),
First Trust Advisors, L.P. ("Licensee") and Dow Jones & Company, Inc. ("Licensor").

                                  WITNESSETH:

     Whereas, pursuant to that certain License Agreement, dated as of November 11, 1997, by and between Licensor and Licensee (the "License Agreement"), Licensor has granted Licensee a license to use certain copyright, trademark and proprietary rights and trade secrets of Licensor (the "Dow Jones Marks") in connection with the issuance, distribution, marketing and/or promotion of the specific products described in Appendix A attached hereto and incorporated herein (the "Products");

     Whereas, Sublicensee and Licensee desire to enhance the marketability, sales and performance of the products and services offered in connection with that certain Sub-Advisory Agreement dated _____________ 199__ (the "Sub-Advisory Agreement") by and between _________________ and Licensee by adding the Products to such portfolio;

     Whereas, Sublicensee wishes to issue and/or sell the Products and to use and refer to the Dow Jones Marks in connection with the marketing and promotion of the Products; and

     Whereas, all capitalized terms used herein shall have the meanings assigned to them in the License Agreement unless otherwise defined herein.

     Now Therefore, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

       1. License. Pursuant to Section l(d) of the License Agreement, Licensor hereby grants to Sublicensee a non-exclusive and non-transferable sublicense to use the Dow Jones Marks in connection with the issuance, distribution, marketing and/or promotion of the specific Products described in Appendix A hereto.

       2. Term. The term of the Sublicense Agreement (the "Sublicense Term") shall commence as of the date hereof and shall remain in full force and effect until November 18, 2002, unless (i) terminated earlier as provided herein or in the License Agreement, (ii) terminated earlier automatically upon termination of the Sub-Advisory Agreement, or (iii) extended upon the mutual consent of all three (3) parties hereto.

       3. Consideration. Each of the parties hereto anticipate that the undertakings contemplated hereunder will increase the marketability and sales of Products under each of the License Agreement and the Sub-Advisory Agreement.

       4. Sublicensee Obligations. The Sublicensee acknowledges that it has received and read a copy of the License Agreement (excluding Schedule B) and agrees to be bound to Licensor and Licensee under this Agreement as if Sublicensee were the Licensee under the License Agreement by all of the provisions therein imposing any obligations on the Licensee (including without limitation the indemnification obligations in Section 9) insofar as such obligations arise out of or relate to the Products to be issued, marketed and/or sold by the Sublicensee as described in Appendix A hereto, other than the obligation to pay the License Fees imposed by Section 3 of the License Agreement.

       5. Sublicensee as Principal. Sublicensee agrees that its obligations under the License Agreement pursuant to Section 4 hereof are as a principal and shall be unaffected by any defense or claim that Licensee may have against Licensor.

       6. Licensee Liability. Licensee makes no representation or warranty, express or implied, to the owners of the Products or any member of the public regarding the advisability of purchasing the Products. Licensee has no obligation to take the needs of Sublicensee or the owners of the Products into consideration in determining, composing or calculating the Products. Licensee is not responsible for and has not participated in the determination of the terms and conditions of the Dow Jones Marks, including the calculation of the Dow Jones Industrial Average/sm/. Licensee has no obligation or liability in connection with the administration or calculation of the Dow Jones Industrial Average/sm/.

     Licensee does not guarantee the accuracy and/or the completeness of the Dow Jones Industrial Average/sm/ or any data included therein and Licensee shall have no liability for any errors, omissions, or interruptions therein. Licensee makes no warranty, express or implied, as to results to be obtained by Sublicensee, Owners of the Products, or any other person or entity from the use of the Dow Jones Industrial Average/sm/ or any data included therein. Licensee makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Dow Jones Industrial Average/sm/ or any data included therein. Without limiting any of the foregoing, in no event shall Licensee have any liability for any lost profits or indirect, punitive, special or consequential damages (including lost profits), even if notified of the possibility of such damages. There are no third party beneficiaries of any agreements or arrangements between Licensee and Sublicensee.

       7. Governing Law. This Sublicense Agreement shall be construed in accordance with the laws of the State of Illinois without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction.

     In Witness Whereof, the parties hereto have executed this Sublicense Agreement as of the date first set forth above.

                                     Sublicensee


                                      -------------------------------------
                                      By:
                                         ----------------------------------
                                      Title:
                                            -------------------------------

                                     First Trust Advisors, L.P.


                                      -------------------------------------
                                      By:
                                         ----------------------------------
                                      Title:
                                            -------------------------------


                                     Dow Jones & Company, Inc.


                                      -------------------------------------
                                      By:
                                         ----------------------------------
                                      Title:
                                            -------------------------------

                                  APPENDIX A

                              PRODUCTS DESCRIPTION

       A. Variable Annuities that meet the following criteria: (i) the issuer is a company which is organized as an insurance company, whose primary business activity is the writing of insurance and which is subject to supervision by the insurance commissioner, or any official or agency performing like functions, of any state; (ii) Sublicensee is the investment advisor or subadvisor for the managed separate account underlying the contract; (iii) the benefits payable under the terms of the contract are calculated with reference to the Strategy (as defined below); and (iv) which has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

       B. Variable Life Insurance Products that meet the following criteria:
(i) the issuer is a company which is organized as an insurance company, whose primary business activity is the writing of insurance and which is subject to supervision by the insurance commissioner, or any official or agency performing like functions, of any state; (ii) Sublicensee is the investment advisor or subadvisor for the managed separate account underlying the policy; (iii) the benefits payable under the terms of the policy are calculated with reference to the Strategy; and (iv) which has been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     For purposes of this Agreement, the term "Strategy" shall mean either of the following investment strategies:

            (i) The strategy pursuant to which funds are invested in the ten
     (10) stocks included in the Index that have the highest dividend yield as a percentage of their year-end stock price (the "High-Yield Stocks"). These investments are held for one calendar year, after which they are replaced by investments in the next set of High-Yield Stocks. This strategy is commonly referred to as the "Dogs of the Dow" investment strategy.

            (ii) The strategy pursuant to which funds are invested in the five High-Yield Stocks which have the lowest stock price (the "Flying Five Stocks"). These investments are held for one calendar year, after which they are replaced by investments in the next set of Flying Five Stocks. This strategy is commonly referred to as the "Flying Five" investment strategy.

            (iii) The strategy pursuant to which funds are invested in each of the Flying Five Stocks except for the stock which has the lowest stock price. These investments are held for one calendar year, after which they are replaced by investments in the next set of Flying Five Stocks, except for the stock which has the lowest stock price.

            (iv) The strategy pursuant to which funds are invested in the five High-Yield Stocks which have the second through the sixth lowest stock prices. These investments are held for one calendar year, after which they are replaced by investments in the next set of five High-Yield Stocks which have the second through the sixth lowest stock prices.